                                                    EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1
(File No. 333-5945) of our reports dated June 7, 1996, and June 11, 1996, on our audits of the combined financial statements of The Kapson Group (the Predecessor) as of December 31, 1994 and 1995, and for each of the years in the three year period ended December 31, 1995, and the balance sheet of Kapson Senior Quarters Corp., as of June 10, 1996, respectively. We also consent to the reference to our firm under the caption "Experts."


                                     /s/ Coopers & Lybrand L.L.P.
                                     --------------------------------
                                     Coopers & Lybrand L.L.P.
New York, New York
August 9, 1996